EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-154525, 333-154526, 333-153658, 333-11181, 333-67349,  333-90776, 333-103825 and 333-128832, each on Form S-8 of Helen of Troy Limited of our report dated August 30, 2010, related to the financial statements of Kaz, Inc. and its Subsidiaries as of and for the fiscal year ended April 30, 2010, appearing in this Current Report on Form 8-K/A of Helen of Troy Limited.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 17, 2011

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